UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): January 11, 2013

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 11, 2013, Bank of the Pacific (the "Bank"), a wholly owned subsidiary of Pacific Financial Corporation (the "Company"), entered into first amendments to its amended and restated employment agreements, effective December 29, 2008, with each of Dennis A. Long, Chief Executive Officer, Denise Portmann, Executive Vice President and Chief Financial Officer, and Bruce D. MacNaughton, Executive Vice President and Chief Credit Officer.

The First Amendments

Each of the amendments includes an expanded list of circumstances under which the executive may terminate his or employment for "good reason" within 24 months following a change of control (as defined below) and be entitled to receive certain payments provided in his or her employment agreement. The amendment to Ms. Portmann's agreement also increases from 18 times to 24 times the amount of base monthly compensation payable to Ms. Portmann in the event that, within 24 months after a change in control, her employment is terminated by the Bank other than by reason of death or disability or for cause, or she terminates her employment with the Bank for "good reason."

As amended, a termination by each executive will be deemed to have been for "good reason," thereby triggering a right to payments under the employment agreements, if, within 24 months following a change in control, and without consent, the executive's assignment with the Bank is changed in a way that results in (1) a material diminution in base compensation, (2) a material diminution in authority, duties, or responsibilities, (3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive reports, including a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Bank's Chief Executive Officer (or the Bank's Board of Directors in Mr. Long's case), (4) a material diminution in the budget over which the executive retains authority, (5) a material change in the geographic location at which the executive must perform services, or (6) any other material breach by the Bank. In order to qualify for a "good reason" termination, (A) the executive must provide notice of objection to a change in assignment within 90 days of a change, (B) the Bank must have failed to remedy the change within 30 days, and (C) the executive must voluntarily terminate employment within 30 days of the end of the Bank's cure period.

Employment Agreements

The Bank's employment agreement with Mr. Long provides for a three-year term, while its agreements with Ms. Portmann and Mr. MacNaughton provide for two-year terms. The agreements automatically renew for an additional year on each one-year anniversary, unless the Bank provides notice of termination. The agreements provide that, in the absence of a change in control, if the executive receives notice of termination by the Bank without cause, he or she will be entitled to receive salary from the date of termination through the end of the then-current term of his or her agreement. The agreements also provide that, upon termination of employment by the Bank other than for cause, all forfeiture provisions affecting restricted stock awards and all vesting requirements affecting stock options will lapse or be deemed fully satisfied.

Under each of the employment agreements, if the executive is terminated by the Bank within 24 months after a change in control, other than by reason of death or disability or for cause, or the executive terminates employment for "good reason" (as described above), the executive will be entitled to receive certain payments as follows: Mr. Long -- 36 times base compensation during the most recent calendar month; and Ms. Portmann and Mr. MacNaughton -- 24 times base compensation during the most recent calendar month. Payments will be made in equal monthly payments beginning on the 15th day of the calendar month immediately following the termination date and ending on the 15th day of the third calendar month of the calendar year immediately following the termination date, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts payable under the employment agreements are subject to reduction to the extent that such payments would be deemed excess parachute payments under Section 280G of the Code.

A "change in control" under the employment agreements means a change in ownership (50% or more of fair market value or voting power) or effective control (20% or more of the total voting stock or replacement of a majority of the directors) of the Bank or a change in ownership of a substantial portion of its assets (one-third or more of total fair market value). "Cause" includes dishonesty; fraud; commission of a felony or a crime involving moral turpitude; deliberate violation of statutes, regulations, or orders; destruction or theft of property or assets of the Bank or its customers; the employee's refusal to perform or gross negligence in the performance of his or her duties; and misconduct materially injurious to the Bank.

The employment agreements include a prohibition on disclosure of confidential information concerning the Bank at any time as well as an agreement not to compete with the Bank for up to two years in the counties in which the Bank is operating. The Bank is entitled to receive certain payments for each breach of these provisions and may also seek injunctive relief.

The foregoing description of the first amendments to the amended and restated employment agreements for each executive is qualified in its entirety by reference the actual amendments, which are filed as Exhibits 10.1, 10.2, and 10.3 hereto and incorporated herein by reference. The foregoing description of the employment agreements is qualified in its entirety by reference to each amended and restated employment agreement, which are filed as Exhibits 10.1, 10.2, and 10.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	First Amendment to Amended and Restated Employment Agreement, dated as of January 11, 2013, between the Company and Dennis A. Long.
10.2	First Amendment to Amended and Restated Employment Agreement, dated as of January 11, 2013, between the Company and Denise Portmann.
10.3	First Amendment to Amended and Restated Employment Agreement, dated as of January 11, 2013, between the Company and Bruce D. MacNaughton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: January 17, 2013	PACIFIC FINANCIAL CORPORATION
	By:	/s/ Denise Portmann
Denise Portmann Executive Vice President and Chief Financial Officer

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